SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Buffalo	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

(b) and (e) Columbus McKinnon Corporation (the “Company”) today announced that Mr. Peter M. McCormick will depart as Vice President-Crane Solutions effective as of June 30, 2021, after which date Mr. McCormick has indicated that he intends to retire. In connection with the separation, on May 28, 2021, the Company and Mr. McCormick entered into an agreement pursuant to which Mr. McCormick will (i) receive a cash severance payment in the aggregate amount of $373,320, (ii) receive a lump sum cash payment for outplacement services in the amount of $10,000, (iii) be eligible for coverage under the Company’s group health plan pursuant to COBRA, for which the Company will, if such COBRA coverage is elected, pay the premiums on behalf of Mr. McCormick for a period of twelve months from the separation date, and (iv) vest, as of the separate date, as to 2,819 restricted stock units, all other unvested stock options, restricted stock units and performance stock units held by Mr. McCormick shall be forfeited as of his separation date. In addition, Mr. McCormick has agreed, pursuant to the terms of the agreement, to certain non-disparagement, non-solicitation and non-competition provisions in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Vice President Corporate Development,
General Counsel and Chief Human Resources Officer

Dated:  June 3, 2021